UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023 (August 7, 2023)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1099 18th Street, Suite 1500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market*

* As more fully disclosed herein, the registrant’s common stock was suspended from trading on the Nasdaq Global Select Market effective August 7, 2023. A Form 25 was filed on August 7, 2023 to delist the registrant’s common stock from the Nasdaq Global Select Market and to remove it from registration under Section 12(b) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion, on August 7, 2023 (the “Closing Date”), of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of May 21, 2023 (the “Merger Agreement”), by and among PDC Energy, Inc., a Delaware corporation (“PDC”), Chevron Corporation, a Delaware corporation (“Chevron”), and Bronco Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Chevron (“Merger Subsidiary”).

At the effective time of the Merger on the Closing Date (the “Effective Time”), in accordance with the Merger Agreement, Merger Subsidiary merged with and into PDC (the “Merger”), with PDC continuing as the surviving corporation and a direct, wholly-owned subsidiary of Chevron. PDC common stock was suspended from trading on the Nasdaq Global Select Market (“Nasdaq”) prior to the open of trading on August 7, 2023.

At the Effective Time, in accordance with the Merger Agreement, each outstanding share of common stock of PDC (except as otherwise specified in the Merger Agreement) was converted into the right to receive 0.4638 (the “exchange ratio”) of a share of common stock of Chevron. No fractional shares of Chevron common stock were issued in the Merger, however each holder of PDC common stock that otherwise would have been entitled to receive a fractional share of Chevron common stock immediately prior to the Effective Time will have the right to receive an amount in cash, without interest, rounded to the nearest cent, in lieu of such fractional share.

Pursuant to the Merger Agreement, at the Effective Time:

•	each outstanding PDC stock appreciation right with respect to shares of PDC common stock (each, a “PDC SAR”) was converted into a stock appreciation right with respect to shares of Chevron common stock (each, a “Chevron SAR”), on the same terms and conditions as were applicable under such PDC SAR immediately prior to the Effective Time (including any provisions for acceleration), with the number (rounded down to the nearest whole number) of shares of Chevron common stock determined by multiplying (i) the number of shares of PDC common stock subject to such PDC SAR immediately prior to the Effective Time by (ii) the exchange ratio, and the exercise price per share of Chevron common stock subject to any such Chevron SAR at and after the Effective Time became an amount (rounded up to the nearest one hundredth of a cent) equal to (A) the exercise price per share of PDC common stock subject to such PDC SAR immediately prior to the Effective Time divided by (B) the exchange ratio;

•	each outstanding PDC award of restricted stock units that correspond to shares of PDC common stock other than a PDC PSU Award or a PDC Director RSU Award (each, a “PDC RSU Award”) was converted into a restricted stock unit award (each, a “Chevron RSU Award”) on the same terms and conditions as were applicable under such PDC RSU Award immediately prior to the Effective Time (including any provisions for acceleration), with respect to the number (rounded to the nearest whole number) of shares of Chevron common stock determined by multiplying (i) the number of shares of PDC common stock subject to such PDC RSU Award immediately prior to the Effective Time by (ii) the exchange ratio, and any amounts relating to dividend equivalent rights, if any, granted with respect to any PDC RSU Award, that were accrued but unpaid as of the Effective Time were carried over and were paid if it was so required by and in accordance with the terms and conditions as were applicable to such PDC RSU Award immediately prior to the Effective Time;

•	each outstanding PDC award of restricted stock units for which vesting is conditioned in full or in part based on achievement of performance goals or metrics (each, a “PDC PSU Award”), (1) if such PDC PSU Award was granted in calendar year 2021, then such PDC PSU Award became fully vested and was converted into the right to receive, within five business days of the completion of the Merger, the number of shares of Chevron common stock determined by multiplying (i) the number of shares of PDC common stock subject to such PDC PSU Award immediately prior to the Effective Time by (ii) the exchange ratio (and any amounts related to dividend equivalent rights, if any, granted with respect to such PDC PSU Award that were accrued but unpaid as of the Effective Time), or (2) if such PDC PSU Award was not granted in calendar year 2021, then such PDC PSU Award was converted into a Chevron RSU Award, on the same terms and conditions as were applicable under such PDC PSU Award immediately prior to the Effective Time (other than any performance-based vesting conditions, but including any provisions for acceleration), with respect to the number (rounded to the nearest whole number) of shares of Chevron common stock determined by multiplying (i) the number of shares of PDC common stock subject to such PDC PSU Award immediately prior to the Effective Time by (ii) the exchange ratio, and any amounts relating to dividend equivalent rights, if any, granted with respect to any such PDC PSU Award, that were accrued but unpaid as of the Effective Time were carried over and were paid if it was so required by and in accordance with the terms and conditions as were applicable to such PDC PSU Award immediately prior to the Effective Time;

•	the number of shares of PDC common stock subject to each outstanding PDC PSU Award as of immediately prior to the Effective Time was determined by the Compensation Committee of the board of directors of PDC (the “PDC Board”) prior to the Effective Time in accordance with the terms of the applicable award agreement, except that actual performance was measured by (i) deeming the applicable performance period to end as of the second to last business day prior to the Effective Time, (ii) computing total shareholder return for PDC by reference to the product of the exchange ratio multiplied by the average share price of Chevron common stock for the twenty business days ending on and including the second to last business day prior to the Effective Time, and (iii) computing total shareholder return for the applicable peer companies of PDC by reference to the average share price of each PDC common stock for the twenty business days ending on and including the second to last business day prior to the Effective Time; and

•	each outstanding PDC award of restricted stock units that corresponds to shares of PDC common stock granted to a non-employee member of the PDC Board (each, a “PDC Director RSU Award”) was converted into the right to receive, within five business days of the completion of the Merger, the number (rounded to the nearest whole number) of shares of Chevron common stock determined by multiplying (i) the number of shares of PDC common stock subject to such PDC Director RSU Award immediately prior to the Effective Time by (ii) the exchange ratio (and any amounts related to dividend equivalent rights, if any, granted with respect to such PDC Director RSU Award that were accrued but unpaid as of the Effective Time).

The issuance of Chevron common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Chevron’s registration statement on Form S-4 (File No. 333-272776) (as amended, the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2023. The definitive proxy statement of PDC, which formed part of the Registration Statement and also constituted Chevron’s prospectus, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement. The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to PDC’s Current Report on Form 8-K filed with the SEC on May 22, 2023.

The Merger Agreement is incorporated herein by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about PDC or Chevron. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PDC’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on the Closing Date, PDC terminated that certain Fifth Amended and Restated Credit Agreement, dated as of November 2, 2021, among PDC, the lenders and other parties thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”). In connection with the termination, PDC repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement.

The Credit Agreement provided for a secured revolving credit facility with aggregate elected commitments of $1.8 billion and a maximum amount of $3.5 billion that PDC could draw upon for, among other things, general corporate purposes. Absent termination (or extension pursuant to its terms), the commitments under the Credit Agreement would have expired on November 2, 2026. As of the Closing Date, there was $560 million of borrowings outstanding under the Credit Agreement. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Some of the lenders under the Credit Agreement and/or their affiliates have in the past performed investment banking, financial advisory, lending and/or commercial banking services, or other services for PDC and its subsidiaries (including in connection with the transactions described in this Current Report on Form 8-K), for which they have received customary compensation and expense reimbursement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, PDC notified Nasdaq that the Merger had been consummated and requested that the trading of its common stock on Nasdaq be suspended and that the listing of its shares on Nasdaq be withdrawn. In addition, PDC requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of its shares from Nasdaq and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. Nasdaq filed the Form 25 on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of PDC occurred, and PDC became a direct, wholly-owned subsidiary of Chevron.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors and officers of PDC immediately prior to the Effective Time ceased to be directors or officers of PDC at the Effective Time, and, at the Effective Time, Frank W. Mount, Harsh Goyal and Norman T. Hansen became the directors of PDC, and Kimberly S. McHugh became the President of PDC.

Ms. McHugh, age 58, joined Chevron in 2011 and currently serves as Vice President, Rockies Business Unit, a position she has held since April 2023. Prior to that, Ms. McHugh served as Vice President, Wells, from May 2018 to April 2023 (titled Vice President, Drilling and Completions, prior to 2020). Prior to that, Ms. McHugh served as General Manager, Global Engineering Drilling and Completions, from May 2015 to May 2018 and, prior to that, she held various leadership roles in drilling and completions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, PDC’s certificate of incorporation was amended and restated in its entirety. Immediately after the Effective Time, PDC’s by-laws were amended and restated in their entirety by action of the PDC Board. Copies of PDC’s amended and restated certificate of incorporation and by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

On July 12, 2023, PDC issued a conditional notice of full redemption to redeem all of its outstanding 6.125% Senior Notes due 2024 (the “Notes”) on August 14, 2024 for a redemption price equal to 100% of the principal amount of the Notes outstanding, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The redemption was conditioned on the completion of the Merger. As a result of the closing of the Merger, the condition to the redemption has been satisfied.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 21, 2023, by and among Chevron Corporation, Bronco Merger Sub Inc. and PDC Energy, Inc. (incorporated by reference to Exhibit 2.1 to PDC Energy, Inc.’s Current Report on Form 8-K filed with the SEC on May 22, 2023).*

3.1	Amended and Restated Certificate of Incorporation of PDC Energy, Inc. as of August 7, 2023.

3.2	Second Amended and Restated By-Laws of PDC Energy, Inc. as of August 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2023	PDC ENERGY, INC.

	By:	/s/ Kari H. Endries
	Name:	Kari H. Endries
	Title:	Vice President and Assistant Secretary